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                                                                    EXHIBIT 4.15


                 LIEN SUBORDINATION AND INTERCREDITOR AGREEMENT

                                   dated as of

                                 March 12, 2004,

                                      among

                              JPMORGAN CHASE BANK,

                     as Credit Facilities Collateral Agent,

                            WILMINGTON TRUST COMPANY,

                 as Initial Junior Indebtedness Collateral Agent

                                       and

                       THE GOODYEAR TIRE & RUBBER COMPANY

                        and the Subsidiaries named herein

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                                    LIEN SUBORDINATION AND INTERCREDITOR
                           AGREEMENT dated as of March 12, 2004, among JPMORGAN CHASE BANK, as collateral agent for the Credit Facility Secured Parties referred to herein; WILMINGTON TRUST COMPANY, as collateral agent for the Initial Junior Indebtedness Secured Parties referred to herein; THE GOODYEAR TIRE & RUBBER COMPANY; and the subsidiaries of The Goodyear Tire & Rubber Company named herein.

            Reference is made to (a) the Credit Agreements (such term, and each other capitalized term used and not otherwise defined herein, having the meaning assigned to it in Article I), under which the Lenders referred to therein have extended and agreed to extend credit to the Company and certain of its subsidiaries, and (b) the Initial Junior Indebtedness Governing Document, under which the Company proposes to issue the Initial Junior Indebtedness. In consideration of the amendment of the Credit Agreements to permit the issuance of the Initial Junior Indebtedness, the purchase of the Initial Junior Indebtedness by the purchasers thereof, the mutual agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the Credit Facilities Collateral Agent (for itself and on behalf of the Credit Facilities Secured Parties), the Initial Junior Indebtedness Collateral Agent (for itself and on behalf of the Initial Junior Indebtedness Secured Parties), the Company and the subsidiaries of the Company named herein agree as follows:

                                   ARTICLE I

                                   Definitions

            SECTION 1.01. Construction; Certain Defined Terms. (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise,
(i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified,
(ii) any reference herein to any person shall be construed to include such person's successors and assigns, but shall not be deemed to include the subsidiaries of such person unless express reference is made to such subsidiaries, (iii) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles and Sections shall be construed to refer to Articles and Sections of this Agreement and (v) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

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                                                                               2

            (b) As used in this Agreement, the following terms have the meanings specified below:

            "ABL Facilities Agreement" means the Term Loan and Revolving Credit Agreement dated as of March 31, 2003, among the Company, certain lenders, JPMorgan Chase Bank, as administrative agent, Citicorp USA Inc., as syndication agent, and Bank of America, N.A. and The CIT Group/Business Credit, Inc., as documentation agents, as amended, extended, renewed, restated, supplemented or otherwise modified from time to time.

            "Accession Agreement" means an accession agreement in substantially the form of Annex I hereto under which a collateral agent or similar Representative of Designated Senior Obligations or Designated Junior Obligations shall become a party hereto and the Designated Senior Obligations Collateral Agent for such Designated Senior Obligations or the Designated Junior Obligations Collateral Agent for such Designated Junior Obligations hereunder, as the case may be.

            "Bankruptcy Code" means Title 11 of the U.S. Code.

            "Collateral" means the US Facilities Collateral, the Designated Senior Obligations Collateral, the Initial Junior Indebtedness Collateral and the Designated Junior Obligations Collateral.

            "Collateral Agent" means any of the Credit Facilities Collateral Agent, any Designated Senior Obligations Collateral Agent, the Initial Junior Indebtedness Collateral Agent and any Designated Junior Obligations Collateral Agent.

            "Company" means The Goodyear Tire & Rubber Company, an Ohio corporation.

            "Credit Agreements" means the US Facilities Credit Agreements and the European Facilities Credit Agreement.

            "Credit Facilities Collateral Agent" means JPMorgan Chase Bank, in its capacity as Collateral Agent under the Credit Agreements and the Credit Facilities Security Documents, and its successors in such capacity.

            "Credit Facilities Obligations" means the US Facilities Obligations and the European Facilities Obligations.

            "Credit Facilities Secured Parties" means the US Facilities Secured Parties and the European Facilities Secured Parties.

            "Credit Facilities Security Documents" means the Master Guarantee and Collateral Agreement, the "Other Security Documents", as defined therein, and any other documents now existing or entered into after the date hereof that create Liens on any assets or properties of the Company or any of its subsidiaries to secure any Credit Facilities Obligations.

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                                                                               3

            "Designated Junior Obligations" means all obligations of the Company or any of its subsidiaries that shall have been designated as such in accordance with Article IV, including any Guarantee of any such obligations by the Company or any of its subsidiaries.

            "Designated Junior Obligations Collateral" means any assets or properties of the Company or any of its subsidiaries now or at any time hereafter subject to Liens securing any Designated Junior Obligations.

            "Designated Junior Obligations Collateral Agent" means, with respect to any Designated Junior Obligations, any collateral agent or similar Representative appointed to act on behalf of the applicable Designated Junior Obligations Secured Parties with respect to the Designated Junior Obligations Collateral securing such Designated Junior Obligations; provided, that if no such collateral agent or other Representative shall have been so appointed by the applicable Designated Junior Obligations Secured Parties, then the Designated Junior Obligations Collateral Agent with respect to such Designated Junior Obligations will be deemed to be such Designated Junior Obligations Secured Parties.

            "Designated Junior Obligations Governing Documents" means, as to any Designated Junior Obligations, the credit agreement, note agreement, indenture or other instrument or document under which such Designated Junior Obligations shall have been issued or incurred.

            "Designated Junior Obligations Secured Parties" means, at any time, each holder of, or obligee in respect of, any Designated Junior Obligations outstanding at such time.

            "Designated Junior Obligations Security Documents" means any documents that create Liens on any assets or properties of the Company or any of its subsidiaries to secure any Designated Junior Obligations.

            "Designated Lenders" means, at any time, the Majority Lenders under and as defined in the Credit Agreement that accounts for the greatest principal amount of the aggregate outstanding loans and letter of credit exposures under all the Credit Agreements at such time.

            "Designated Senior Obligations" means all obligations of the Company or any of its subsidiaries that shall have been designated as such in accordance with Article IV.

            "Designated Senior Obligations Collateral" means any assets or properties of the Company or any of its subsidiaries now or at any time hereafter subject to Liens securing any Designated Senior Obligations.

            "Designated Senior Obligations Collateral Agent" means, with respect to any Designated Senior Obligations, any collateral agent or similar Representative appointed to act on behalf of the applicable Designated Senior Obligations Secured

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Parties with respect to the Designated Senior Obligations Collateral securing such Designated Senior Obligations; provided, that if no such collateral agent or other Representative shall have been so appointed by the applicable Designated Senior Obligations Secured Parties, then the Designated Senior Obligations Collateral Agent with respect to such Designated Senior Obligations will be deemed to be such Designated Senior Obligations Secured Parties.

            "Designated Senior Obligations Governing Documents" means, as to any Designated Senior Obligations, the credit agreement, note agreement, indenture or other instrument or document under which such Designated Senior Obligations shall have been issued or incurred.

            "Designated Senior Obligations Secured Parties" means, at any time, each holder of, or obligee in respect of, any Designated Senior Obligations outstanding at such time.

            "Designated Senior Obligations Security Documents" means any documents entered into after the date hereof that create Liens on any assets or properties of the Company or any of its subsidiaries to secure any Designated Senior Obligations.

            "European Facilities Credit Agreement" means the $650,000,000 Term Loan and Revolving Credit Agreement dated as of March 31, 2003, among Goodyear Dunlop Tires Europe B.V., the other borrowers thereunder, certain lenders, JPMorgan Chase Bank, as administrative agent, and Deutsche Bank AG, as syndication agent, as amended, extended, renewed, restated, supplemented or otherwise modified from time to time.

            "European Facilities Guarantees" means the guarantees by the Company and the US Subsidiary Guarantors, under Article II of the Master Guarantee and Collateral Agreement, of the European Facilities Obligations.

            "European Facilities Obligations" means all "Revolving Obligations" as such term is defined in the European Facilities Credit Agreement and, if the Credit Facilities Security Documents shall at any time be amended to provide collateral for the guarantees thereof by the Company and any of the US Subsidiary Guarantors, all "Term Obligations" as such term is defined in the European Facilities Credit Agreement.

            "European Facilities Secured Parties" means, at any time, each person that is a "Secured Party" under and as defined in the European Facilities Credit Agreement and each other holder of, or obligee in respect of, any European Facilities Obligations outstanding at such time.

            "European Facilities US Collateral" means all Collateral subject to European Facilities US Liens.

            "European Facilities US Liens" means Liens on assets and properties of the Company and the US Subsidiary Guarantors (other than the Luxembourg Finance
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Pledged Collateral) created under Credit Facilities Security Documents to secure the European Facilities Guarantees.

            "Grantor" means the Company and each subsidiary of the Company that shall have created any Senior Lien or Junior Lien on its assets or properties to secure any Senior Obligations or Junior Obligations.

            "Initial Junior Indebtedness" means the $450,000,000 aggregate principal amount of 11% Senior Secured Notes due 2011 and $200,000,000 aggregate principal amount of Senior Secured Floating Rate Notes due 2011 issued on or about the date of this Agreement pursuant to the Initial Junior Indebtedness Governing Document.

            "Initial Junior Indebtedness Collateral" means the "Collateral", as defined in the Initial Junior Indebtedness Collateral Agreement, and any other assets or properties of the Company or any of its subsidiaries now or at any time hereafter subject to Liens securing any Initial Junior Indebtedness Obligations.

            "Initial Junior Indebtedness Collateral Agent" means Wilmington Trust Company, in its capacity as Collateral Agent under the Initial Junior Indebtedness Governing Document and the Initial Junior Indebtedness Security Documents, and its successors in such capacity.

            "Initial Junior Indebtedness Collateral Agreement" means the Collateral Agreement dated as of March 12, 2004, among the Company, certain subsidiaries of the Company and the Initial Junior Indebtedness Collateral Agent, as amended, extended, renewed, restated, supplemented or otherwise modified from time to time.

            "Initial Junior Indebtedness Governing Document" means the Indenture dated as of March 12, 2004, among the Company, as Issuer, certain subsidiaries of the Company, as Guarantors, and Wells Fargo Bank, N.A., as Trustee, as amended, extended, renewed, restated, supplemented or otherwise modified from time to time.

            "Initial Junior Indebtedness Obligations" means (a) the due and punctual payment of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Initial Junior Indebtedness, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) all other monetary obligations of the Company or any of its subsidiaries to any of the Initial Junior Indebtedness Secured Parties under the Initial Junior Indebtedness Governing Document or any Initial Junior
Indebtedness Security Document, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and (iv) all amounts due under any guarantee of any of the foregoing, including any guarantee contained in the Initial Junior Indebtedness Governing Document, and (b) the due and punctual performance of all other obligations of the Company or any of its subsidiaries to
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                                                                               6

any of the Initial Junior Indebtedness Secured Parties under the Initial Junior Indebtedness Governing Document or any Initial Junior Indebtedness Security Document.

            "Initial Junior Indebtedness Representative" means Wells Fargo bank, N.A., in its capacity as Trustee under the Initial Junior Indebtedness Governing Document.

            "Initial Junior Indebtedness Secured Parties" means, at any time, the Initial Junior Indebtedness Collateral Agent, the Initial Junior Obligations Representative and each other holder of, or obligee in respect of, any Initial Junior Indebtedness Obligations outstanding at such time.

            "Initial Junior Indebtedness Security Documents" means the Initial Junior Indebtedness Collateral Agreement and the "Other Security Documents", as defined therein, and any other documents entered into after the date hereof that create Liens on any assets or properties of the Company or any of its subsidiaries to secure any Initial Junior Indebtedness Obligations.

            "Junior Collateral Agent" means the Initial Junior Indebtedness Collateral Agent and each Designated Junior Obligations Collateral Agent.

            "Junior Liens" means Liens created under Junior Obligations Security Documents securing Junior Obligations and any other Liens securing the Junior Obligations, however arising (including Liens arising out of judgments obtained by or on behalf of holders of Junior Obligations).

            "Junior Obligations" means the Initial Junior Indebtedness Obligations and the Designated Junior Obligations.

            "Junior Obligations Collateral" means the Initial Junior Indebtedness Collateral and the Designated Junior Obligations Collateral.

            "Junior Obligations Secured Parties" means the Initial Junior Indebtedness Secured Parties and the Designated Junior Obligations Secured Parties.

            "Junior Obligations Security Documents" means the Initial Junior Indebtedness Security Documents and the Designated Junior Obligations Security Documents.

            "Lien" means any pledge, security interest, mortgage or other lien or encumbrance created to secure any indebtedness or other obligation.

            "Master Guarantee and Collateral Agreement" means the Master Guarantee and Collateral Agreement dated as of March 31, 2003, among the Company, certain of its subsidiaries, the Lenders under and as defined in the Credit Agreements and the Credit Facilities Collateral Agent, as amended, extended, renewed, restated, supplemented or otherwise modified from time to time.
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            "Representative" means (a) in the case of any Credit Facility
Obligations, the Administrative Agent under the applicable Credit Agreement or the Credit Facilities Collateral Agent, (b) in the case of the Initial Junior Indebtedness Obligations, the Initial Junior Indebtedness Representative and the Initial Junior Indebtedness Collateral Agent, and (c) in the case of any Designated Senior Obligations or Designated Junior Obligations, any administrative agent, trustee or similar representative designated pursuant to
Article IV or the applicable Designated Senior Obligations Collateral Agent or Designated Junior Obligations Collateral Agent.

            "Secured Parties" means the Credit Facilities Secured Parties, the Designated Senior Obligations Secured Parties, the Initial Junior Indebtedness Secured Parties and the Designated Junior Obligations Secured Parties.

            "Senior Collateral Agent" means the Credit Facilities Collateral Agent and each Designated Senior Obligations Collateral Agent.

            "Senior Obligations" means the US Facilities Obligations and the Designated Senior Obligations.

            "Senior Obligations Collateral" means the US Facilities Collateral and the Designated Senior Obligations Collateral.

            "Senior Obligations Secured Parties" means the US Facilities Secured Parties and the Designated Senior Obligations Secured Parties.

            "Senior Obligations Security Documents" means the Credit Facilities Security Documents and the Designated Senior Obligations Security Documents.

            "Senior Liens" means Liens created under Senior Obligations Security Documents securing Senior Obligations, and Liens on the Luxembourg Finance Pledged Collateral (as defined in the Master Guarantee and Collateral Agreement) created under the Senior Obligations Security Documents to secure the European Facilities Obligations.

            "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which are consolidated with those of the parent in the parent's consolidated financial statements in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

            "US Facilities Collateral" means all "Collateral", as defined in the Master Guarantee and Collateral Agreement, securing any US Facilities Obligations, and any other assets or properties of the Company or any of its subsidiaries now or at any time hereafter subject to Liens securing any US Facilities Obligations.
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            "US Facilities Credit Agreements" means the ABL Facilities
Agreement, the US Revolving Facility Agreement and the US Term Facility
Agreement.

            "US Facilities Obligations" means (a) all "Obligations", as such term is defined in any of the US Revolving Facility Agreement, the US Term Facility Agreement or the ABL Facilities Agreement, each as amended and in effect through the date hereof, whether such Obligations are outstanding on the date hereof or hereafter incurred under commitments in effect on the date hereof (including Obligations consisting of the principal of and interest on the "Tranche B Term Loans" provided for in the First Amendment dated as of February 17, 2004, to the ABL Facilities Agreement and Obligations related to such Tranche B Term Loans), (b) additional Obligations consisting of loans, letter of credit reimbursement obligations and related interest and fees incurred under any of the US Revolving Facility Agreement, the US Term Facility Agreement or the ABL Facilities Agreement pursuant to commitments first made available to the Company or any of its subsidiaries after the date hereof (it being agreed that an increase in the amount of letters of credit or other accommodations available under, and limited to the amount of, a revolving credit or similar commitment in effect on the date hereof shall not be deemed to be new commitment) and (c) all "Collateral Agent Obligations" and "US Miscellaneous Obligations", as such terms are defined in the Master Guarantee and Collateral Agreement; provided, that any loans or letter of credit reimbursement obligations referred to in clause (b) above shall (together with any related interest or fees) be excluded from the "US Facilities Obligations" to the extent they are incurred in violation of the Initial Junior Indebtedness Governing Document or any Designated Junior Obligations Governing Document in effect at the earlier of (i) the time of such incurrence or (ii) the time at which the commitments under which such obligations are incurred were first made available.

            "US Facilities Secured Parties" means, at any time, each person that is a "Secured Party" under and as defined in any of the US Facilities Credit Agreements and each other holder of, or obligee in respect of, any US Facilities Obligations outstanding at such time.

            "US Revolving Facility Agreement" means the $750,000,000 Amended and Restated Revolving Credit Agreement dated as of March 31, 2003, among the Company, certain lenders and JPMorgan Chase Bank, as administrative agent, as amended, extended, renewed, restated, supplemented or otherwise modified from time to time.

            "US Subsidiary Guarantors" has the meaning assigned to such term in the Master Guarantee and Collateral Agreement.

            "US Term Facility Agreement" means the $645,454,545 Term Loan Agreement dated as of March 31, 2003, among the Company, certain lenders, JPMorgan Chase Bank, as administrative agent, and BNP Paribas, as syndication agent, as amended, extended, renewed, restated, supplemented or otherwise modified from time to time.
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                                   ARTICLE II

                          Subordination of Junior Liens

            SECTION 2.01. Subordination of Junior Liens. (a) All Junior Liens in respect of any Collateral are expressly subordinated and made junior in right, priority, operation and effect to any and all Senior Liens in respect of such Collateral, notwithstanding anything contained in this Agreement, the Initial Junior Indebtedness Governing Document, any Designated Junior Obligations Governing Document, any Junior Obligations Security Document or any other agreement or instrument to the contrary, and irrespective of the time, order or method of creation, attachment or perfection of such Junior Liens and Senior Liens or any defect or deficiency or alleged defect or deficiency in any of the foregoing.

            (b) It is acknowledged that (i) the aggregate amount of the Senior Obligations may be increased as provided in Article III or through increases in the amounts of the facilities established by the US Facilities Credit Agreements or the Designated Senior Obligations Governing Documents (subject to the limitations set forth in the Initial Junior Indebtedness Governing Document and the Designated Junior Obligations Governing Documents), (ii) a portion of the Senior Obligations consists or may consist of Indebtedness that is revolving in nature, and the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed and (iii) the Senior Obligations may be extended, renewed or otherwise amended or modified, or secured with additional Collateral (the Liens on which, to the extent they secure Senior Obligations, shall become Senior Liens), from time to time, all without affecting the subordination of the Junior Liens hereunder or the provisions of this Agreement defining the relative rights of the Senior Obligations Secured Parties and the Junior Obligations Secured Parties. The lien priorities provided for herein shall not be altered or otherwise affected by any amendment, modification, supplement, extension, increase, replacement, renewal, restatement or refinancing of either the Junior Obligations or the Senior Obligations, by the securing of any Senior Obligations with any additional Collateral or guarantees (the Liens on which, to the extent they secure Senior Obligations, shall become Senior Liens), by the release of any Collateral or Guarantees securing any Senior Obligations, by the failure of any person to comply with any provision of this Agreement or any agreement evidencing, governing or securing any Senior Obligation or Junior Obligation, or by any action that any Collateral Agent or Secured Party may take or fail to take in respect of any Collateral. Without limiting the foregoing, existing or future Senior Obligations of any class may be secured by Collateral subject to Junior Liens, and the Liens on such Collateral securing such Senior Obligations will constitute Senior Liens entitled to the benefit of this Agreement.

            (c) It is further acknowledged (i) that the Master Guarantee and Collateral Agreement contains provisions subordinating certain of the Senior Liens to other Senior Liens and (ii) that the holders of Senior Obligations of one or more classes may from time to time hereafter enter into agreements establishing the relative priorities of such classes of Senior Obligations or of the Senior Liens securing the same. It is agreed that the relative priorities of classes of Senior Obligations shall be governed by the foregoing
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                                                                              10

agreements or, to the extent not determined by such agreements, by applicable law, and that nothing in this Agreement shall affect such relative priorities of classes of Senior Obligations or the related Senior Liens. It is further agreed that no agreements establishing the relative priorities of Senior Obligations of one or more classes or of the Senior Liens securing such Senior Obligations shall in any way limit or affect the subordination of the Junior Liens provided for in this Agreement or the provisions of this Agreement defining the relative rights of the Senior Obligations Secured Parties and the Junior Obligations Secured Parties.

            (d) It is further acknowledged that the Senior Obligations are or may in the future be secured by Liens on Collateral other than the Collateral subject to the Junior Liens, including Liens on certain real properties of the Company and its subsidiaries. It is agreed that no Senior Collateral Agent will have any obligation to proceed against any such other Collateral securing the Senior Obligations or to exercise any other remedies available to them as a condition to obtaining the benefits of this Article II.

            (e) The Initial Junior Indebtedness Collateral Agent acknowledges receipt of copies of the Credit Agreements and the Credit Facilities Security Documents as in effect on the date hereof. The Company hereby represents, warrants and confirms that the Initial Junior Indebtedness Governing Document and the principal Initial Junior Indebtedness Security Documents (other than any account control or "lock-box" agreements) contain the provisions set forth in Annex II hereto under which the Initial Junior Indebtedness Secured Parties agree to, and subject their rights to the provisions of, this Agreement as set forth therein.

            SECTION 2.02. No Action With Respect to Junior Obligations Collateral Subject to Senior Liens. No Junior Collateral Agent or other Junior Obligations Secured Party shall commence or instruct any Junior Collateral Agent to commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interest in or realize upon, or take any other action available to it in respect of, any Junior Obligations Collateral under any Junior Obligations Security Document, applicable law or otherwise, at any time when such Junior Obligations Collateral shall be subject to any Senior Lien and any Senior Obligations secured by such Senior Lien shall remain outstanding or any commitment to extend credit that would constitute Senior Obligations secured by such Senior Lien shall remain in effect, it being agreed that only the applicable Senior Collateral Agent, acting in accordance with the applicable Senior Obligations Security Documents, shall be entitled to take any such actions or exercise any such remedies. Notwithstanding the foregoing, any Junior Collateral Agent may, subject to
Section 2.05, take all such actions as it shall deem necessary to continue the perfection of the Junior Liens on any Junior Obligations Collateral.

            SECTION 2.03. No Duties of Senior Collateral Agents. Each Junior Obligations Secured Party acknowledges and agrees that no Senior Collateral
Agent or other Senior Obligations Secured Party shall have any duties or other obligations to such Junior Obligations Secured Party with respect to any Senior Obligations Collateral, other
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                                                                              11

than to transfer to the Junior Collateral Agents any proceeds of any such Collateral that constitutes Junior Obligations Collateral remaining in its possession following any sale, transfer or other disposition of such Collateral, the payment and satisfaction in full of the Senior Obligations secured thereby and the termination of any commitment to extend credit that would constitute Senior Obligations secured thereby, or, if any Senior Collateral Agent shall be in possession of all or any part of such Collateral after such payment and satisfaction in full and termination, such Collateral or any part thereof remaining, in each case without representation or warranty on the part of such Senior Collateral Agent or any Senior Obligations Secured Party (it being understood that nothing herein shall prohibit any Senior Collateral Agent from transferring Collateral or proceeds of Collateral to the holders of other Senior Obligations secured by such Collateral or to another Senior Collateral Agent acting on their behalf to the extent it is required to do so under the terms of any agreement). In furtherance of the foregoing, each Junior Obligations Secured Party acknowledges and agrees that until the Senior Obligations secured by any Collateral shall have been paid and satisfied in full and any commitment to extend credit that would constitute Senior Obligations secured thereby shall have been terminated, the applicable Senior Collateral Agents shall be entitled, for the benefit of the holders of such Senior Obligations, to sell, transfer or otherwise dispose of or deal with such Collateral as provided herein and in the Credit Facilities Security Documents or the Designated Senior Obligations Security Documents, as the case may be, without regard to any Junior Lien or any rights to which the holders of the Junior Obligations would otherwise be entitled as a result of such Junior Lien. Without limiting the foregoing, each Junior Obligations Secured Party agrees that no Senior Collateral Agent or other Senior Obligations Secured Party shall have any duty or obligation first to marshall or realize upon any type of Collateral (or any other collateral securing the Senior Obligations), or to sell, dispose of or otherwise liquidate all or any portion of the Collateral (or any other collateral securing the Senior Obligations), in any manner that would maximize the return to the Junior Obligations Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Junior Obligations Secured Parties from such realization, sale, disposition or liquidation. Each of the Junior Obligations Secured Parties waives any claim such Junior Obligations Secured Party may now or hereafter have against any Senior Collateral Agent or other Senior Obligations Secured Party (or their representatives) arising out of (i) any actions which any Senior Collateral Agent or the Senior Obligations Secured Parties take or omit to take (including, without limitation, actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the Senior Obligations from any account debtor, guarantor or any other party) in accordance with the respective Senior Obligations Security Documents or any other agreement related thereto or to the collection of the Senior Obligations or the valuation, use, protection or release of any security for the Senior Obligations, (ii) any election by any Senior Collateral Agent or Senior Obligations Secured Parties, in any proceeding instituted under the Bankruptcy Code, of the application of
Section 1111(b) of the Bankruptcy Code and/or (iii) any borrowing of any

Grantor as debtor-in-possession, or any related grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code.

            SECTION 2.04. No Interference; Payment Over; Reinstatement. (a) Each Junior Obligations Secured Party agrees that (i) it will not take or cause to be taken any action the purpose or effect of which is, or could be, to make any Junior Lien pari passu with, or to give such Junior Obligations Secured Party any preference or priority relative to, any Senior Lien with respect to the Collateral subject to such Junior Lien or any part thereof, (ii) it will not challenge or question in any proceeding the validity or enforceability of any Senior Obligations or Senior Obligations Security Document, or the validity, attachment, perfection or priority of any Senior Lien, or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement, (iii) it will not interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Collateral subject to such Junior Lien by any holders of Senior Obligations secured by such Collateral or any Senior Collateral Agent acting on their behalf; provided that nothing in this clause shall prevent any Junior Obligations Secured Party from objecting to or otherwise opposing any sale, transfer or other disposition of Collateral submitted to a bankruptcy court for approval in a case under the Bankruptcy Code in which the debtor is a Grantor, (iv) it shall have no right to (A) direct any Senior Collateral Agent or any holder of Senior Obligations to exercise any right, remedy or power with respect to the Collateral subject to any Junior Lien or (B) consent to the exercise by any Senior Collateral Agent or any holder of Senior Obligations of any right, remedy or power with respect to the Collateral subject to any Junior Lien, (v) it will not institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against any Senior Collateral Agent or any holder of Senior Obligations seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to, and neither any Senior Collateral Agent nor any holder of Senior Obligations shall be liable for, any action taken or omitted to be taken by such Senior Collateral Agent or any such holder of Senior Obligations with respect to any Collateral securing such Senior Obligations that is subject to any Junior Lien; provided that nothing in this clause shall prevent any Junior Obligations Secured Party from asserting or seeking to enforce any provision of this Agreement, (vi) it will not seek, and hereby waives any right, to have any Senior Obligations Collateral subject to any Junior Lien or any part thereof marshaled upon any foreclosure or other disposition of such Collateral and (vii) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement.

            (b) Each Junior Collateral Agent and each other Junior Obligations Secured Party hereby agrees that if it shall obtain possession of any Senior Obligations Collateral, or shall realize any proceeds or payment in respect of any such Collateral, whether pursuant to any Junior Obligations Security Document or by the exercise of any rights available to it under applicable law or in any bankruptcy, insolvency or similar proceeding or otherwise, at any time when any Senior Obligations secured or intended to be secured by such Collateral shall remain outstanding or any commitment to extend credit that would constitute Senior Obligations secured or intended to be secured by such Senior Lien shall remain in effect, then it shall hold such Collateral, proceeds or payment in trust for the applicable Senior Obligations Secured Parties and transfer such Collateral, proceeds or payment, as the case may be, to the applicable Senior Collateral Agent (it being agreed that if there is more than one applicable Senior Obligations Collateral Agent, such Collateral, proceeds or payment shall be distributed in accordance with the relative priorities of the Liens of such Senior Collateral Agents on the relevant Collateral, proceeds or payment). Each Junior Obligations Secured Party agrees that if, at any time, all or part of any payment with respect to any Senior Obligations previously made shall be rescinded for any reason whatsoever, such Junior Obligations Secured Party shall promptly pay over to the applicable Senior Collateral Agent any payment received by it in respect of any Collateral subject to any Senior Lien securing such Senior Obligations and shall promptly turn any Collateral subject to any such Senior Lien then held by it over to the applicable Senior Collateral Agent, and the provisions set forth in this Agreement shall be reinstated as if such payment had not been made, until the payment and satisfaction in full of the applicable Senior Obligations.

            SECTION 2.05. Automatic Release of Junior Liens. Each Junior Collateral Agent and each other Junior Obligations Secured Party agrees that, in the event of a sale, transfer or other disposition of Senior Obligations Collateral subject to any Junior Lien, such Junior Lien on such Collateral shall terminate and be released automatically and without further action if the applicable Senior Liens on such Collateral are released. Each Junior Collateral Agent agrees to execute and deliver all such releases and other instruments as shall reasonably be requested by any applicable Senior Collateral Agent to evidence and confirm any release of Junior Obligations Collateral provided for in this Section.

            SECTION 2.06. Certain Agreements With Respect to Bankruptcy or Insolvency Proceedings. In the event a proceeding under the Bankruptcy Code or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law shall be commenced by or against any Grantor, each Junior Collateral Agent and the other Junior Obligations Secured Parties shall not, so long as any Senior Obligations are outstanding, (a) seek in respect of any part of the Collateral or proceeds thereof or any Lien which may exist thereon any relief from or modification of the automatic stay as provided in Section 362 of the Bankruptcy Code or seek or accept any form of adequate protection under either or both of Sections 362 and 363 of the Bankruptcy Code with respect thereto except replacement liens junior to the Senior Liens, the accrual (but not the current payment) of interest and the current payment of out-of-pocket expenses, including fees and disbursements of counsel and other professional advisors, incurred by the Junior Collateral Agents (which the Junior Obligations Secured Parties agree will constitute adequate protection of their claims and interests), (b) oppose or object to any adequate protection sought by or granted to any Senior Obligations Secured Party in connection with the use of cash collateral or post-petition financing under Section 362, 363 or 364 of the Bankruptcy Code, (c) oppose or object to the use of cash collateral by a Grantor, unless the Designated Lenders, or a Representative authorized by the Designated Lenders, shall have opposed or objected to such use of cash collateral, (d) oppose or object to any post-petition financing (including any debtor-in-possession financing) provided by any of the Senior Obligations Secured Parties or provided by a third party pursuant to Section 364 of the Bankruptcy Code (including on a priming basis), unless the Designated Lenders, or a Representative authorized by the Designated Lenders, shall have opposed or objected to such post-petition financing, (e) oppose or object to the determination of the extent of any Liens held by any of the Senior Obligations Secured Parties or the value of any claims of Senior Obligations Secured Parties under Section 506(a) of the Bankruptcy Code, or (f) oppose or object to the payment of interest and expenses as provided under Sections 506(b) and (c) of the Bankruptcy Code to any Senior Obligations Secured Parties.

            SECTION 2.07. Reinstatement. In the event that any of the Senior Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including, but not limited to, an order or judgment for disgorgement of a preference under the Bankruptcy Code, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article II shall be fully applicable thereto until all such Senior Obligations shall again have been paid in full in cash.

                                  ARTICLE III

       Pari Passu Status of Junior Liens and European Facilities US Liens

            SECTION 3.01. Equal Priority of Junior Liens and European Facilities US Liens. (a) Subject to Section 3.04, all Junior Liens and European Facilities US Liens in respect of any Collateral are expressly agreed to be equal in right, priority, operation and effect, notwithstanding anything contained in this Agreement, the Initial Junior Indebtedness Governing Document, any Designated Junior Obligations Governing Document, any Junior Obligations Security Document or any other agreement or instrument to the contrary, and irrespective of the time, order or method of creation, attachment or perfection of such Junior Liens and European Facilities US Liens or any defect or deficiency or alleged defect or deficiency in any of the foregoing.

            (b) It is acknowledged that (i) the aggregate amount of the Junior Obligations and European Facilities Obligations may be increased from time to time (subject to the limitations contained in the Credit Agreements, the Initial Junior Indebtedness Governing Document, the Designated Junior Obligations Governing Documents and other agreements and instruments to which the Company and its subsidiaries are party), (ii) a portion of the European Facilities Obligations and Designated Junior Obligations consists or may consist of Indebtedness that is revolving in nature, and the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed and (iii) the Junior Obligations and European Facilities Obligations may be extended, renewed or otherwise amended or modified, or secured with additional Collateral, from time to time, all without affecting the equal priority of the Junior Liens and European Facilities US Liens or the provisions of this Agreement defining the relative rights of the Junior Secured Parties and the European Facilities Secured Parties. Subject to Section 3.04, the equal priority of the Junior Liens and European Facilities US Liens shall not be altered or otherwise affected by any amendment, modification, supplement, extension, increase, replacement, renewal, restatement or refinancing of either the Junior Obligations or the European Facilities

Obligations, by the securing of any Junior Obligations or the European Facilities Obligations with any additional Collateral or guarantees, by the release of any Collateral or Guarantees securing any Junior Obligations or the European Facilities Obligations or by any action that any Collateral Agent or Secured Party may take or fail to take in respect of any Collateral.

            (c) It is further acknowledged (i) that the Master Guarantee and Collateral Agreement contains provisions subordinating the European Facilities US Liens to the Senior Liens securing the US Facilities Obligations and (ii) that the European Facilities Secured Parties and the holders of other Senior Obligations of one or more classes may from time to time hereafter enter into agreements establishing the relative priorities of the European Facilities Obligations and such classes of other Senior Obligations or of the Liens securing the same. It is agreed that the relative priorities of the European Facilities Obligations and the Senior Obligations shall be governed by the foregoing agreements or, to the extent not determined by such agreements, by applicable law, and that nothing in this Agreement shall affect such relative priorities of the European Facilities Obligations and the Senior Obligations of any class or of the Liens securing any of such obligations. It is further agreed that no agreements establishing the relative priorities of the European Facilities Obligations and the Senior Obligations of one or more classes or of the Liens securing such obligations shall in any way limit or affect the provisions of this Agreement defining the relative rights of the European Facilities Secured Parties and the Junior Secured Parties.

            (d) It is further acknowledged that the European Facilities Obligations are secured by Liens on collateral other than the Collateral subject to the Junior Liens and European Facilities US Liens, including Liens on assets and properties of European subsidiaries of the Company created by the European Facilities Security Documents (as defined in the Master Guarantee and Collateral Agreement). It is agreed that the Credit Facilities Collateral Agent and the European Facilities Secured Parties will have no obligation to proceed against any such other collateral securing the European Facilities Obligations or to exercise any other remedies available to them as a condition to obtaining the benefits of this Article III, and that any proceeds realized through the exercise of remedies afforded by the Junior Liens and European Facilities US Liens will be allocated ratably among the European Facilities Secured Parties and the Junior Secured Parties as provided in Section 3.02 based on the respective amounts of the European Facilities Obligations and Junior Obligations owed to them, notwithstanding that the European Facilities Secured Parties may have additional collateral or remedies available to them that are not available to the Junior Secured Parties.

            SECTION 3.02. Sharing of Proceeds. In the event that any Junior Obligations Collateral or proceeds of Junior Obligations Collateral shall be obtained by any European Facilities Secured Party through the exercise of remedies afforded by any European Facilities US Lien or otherwise (other than as a result of any distribution made pursuant to the provisions of this paragraph), the party obtaining such Collateral or proceeds shall (i) promptly notify each Junior Collateral Agent (or, in the case of a European Facilities Secured Party other than the Credit Facilities Collateral Agent, the Credit Facilities Collateral Agent, which shall promptly notify each Junior Collateral

Agent) and (ii) in the case of any European Facilities Secured Party other than the Credit Facilities Collateral Agent, promptly deliver such Collateral or proceeds to the Credit Facilities Collateral Agent. In the event that any European Facilities US Collateral or proceeds of European Facilities US Collateral shall be obtained by any Junior Secured Party through the exercise of remedies afforded by any Junior Lien or otherwise (other than as a result of any distribution made pursuant to the provisions of this paragraph), the party obtaining such proceeds shall (i) promptly notify each Senior Collateral Agent (or, in the case of a Junior Secured Party other than a Junior Collateral Agent, the applicable Junior Collateral Agent, which shall promptly notify each Senior Collateral Agent) and (ii) in the case of any Junior Secured Party other than a Junior Collateral Agent, promptly deliver such Collateral or proceeds to the applicable Junior Collateral Agent. Promptly following the delivery of any notice (and any Collateral or proceeds thereof) as provided in either of the two preceding sentences, the Credit Facilities Collateral Agent and the Junior Collateral Agents shall arrange for the division of the Collateral or proceeds to which such notice relates between the Credit Facilities Collateral Agent and the Junior Collateral Agents, ratably in accordance with the outstanding amounts of the European Facilities Obligations and the Junior Secured Obligations secured thereby, respectively (as such outstanding amounts shall be certified by the applicable Collateral Agents), and the Credit Facilities Collateral Agent and each Junior Collateral Agent will distribute the Collateral or proceeds received by it pursuant to such division among the European Facilities Secured Parties or the applicable Junior Secured Parties, as the case may be, and, if applicable, to the Company or the Grantors, in accordance with the Credit Facilities Security Documents or the Junior Security Documents, respectively. Notwithstanding the foregoing, (a) if any Collateral received by any European Facilities Secured Party or Junior Secured Party as provided in either of the first two sentences of this paragraph shall consist of assets other than cash, the Credit Facilities Collateral Agent and the Junior Collateral Agents may make such arrangements as they shall agree to be reasonable for the holding of such Collateral pending its liquidation or distribution, and (b) neither the Company nor any Grantor consents to any such sharing of proceeds that were obtained in violation of any Credit Facilities Security Document or Junior Obligations Security Document or are required to be returned to the Company or any Grantor under the provisions of any Credit Facilities Security Document or Junior Obligations Security Document.

            SECTION 3.03. Rights and Obligations Subject to Article II. Notwithstanding any other provision contained herein, the rights and obligations of the European Facilities Secured Parties and the Junior Secured Parties under this Article III shall in all respects be subject to the provisions of Article II of this Agreement.

            SECTION 3.04. Designation of European Facilities Obligations as Designated Senior Obligations. Notwithstanding any of the foregoing provisions of this Article III, if any European Facilities Obligations shall at any time be designated as Designated Senior Obligations in compliance with Section 4.01 (including the requirement of Section 4.01 that such designation shall not violate or result in a default under any provision of the Initial Junior Indebtedness Governing Document or any existing Designated Junior Obligations Governing Document), then (a) such European Facilities Obligations shall for all purposes of this Agreement constitute Senior

Obligations and the European Facilities US Liens securing such European Facilities Obligations shall for all purposes of this Agreement constitute Senior Liens, (b) the foregoing provisions of this Article III shall no longer be applicable to such European Facilities Obligations or European Facilities US Liens and (c) the provisions of Article II shall govern the relative priorities and rights of such European Facilities Obligations, the related European Facilities US Liens, the Junior Obligations and the Junior Liens.

                                   ARTICLE IV

         Designated Senior Obligations and Designated Junior Obligations

            SECTION 4.01. Designation. The Company may from time to time, subject to any limitations contained in the Credit Agreements, any existing Designated Senior Obligations Governing Documents, the Initial Junior Indebtedness Governing Document and any existing Designated Junior Obligations Governing Documents, designate additional Indebtedness and related obligations that are, or are to be, secured by Liens on any assets or properties of the Company or any of its subsidiaries as Designated Senior Obligations or Designated Junior Obligations by delivering to each Collateral Agent a notice:

                  (i) describing the obligations being designated as Designated Senior Obligations or Designated Junior Obligations, and including a statement of the maximum aggregate outstanding principal amount of such obligations;

                  (ii) listing the Designated Senior Obligations Governing Documents or Designated Junior Obligations Governing Documents under which such Designated Senior Obligations or Designated Junior Obligations are issued or incurred and the Designated Senior Obligations Security Documents or Designated Junior Obligations Security Documents securing such Designated Senior Obligations or Designated Junior Obligations, and attaching copies of such Designated Senior Obligations Governing Documents and Designated Senior Obligations Security Documents or such Designated Junior Obligations Governing Documents and Designated Junior Obligations Security Documents;

                  (iii) identifying the Designated Senior Obligations Collateral Agent or Designated Junior Obligations Collateral Agent with respect to such Designated Senior Obligations or Designated Junior Obligations, and any other Representative of the holders of such Designated Senior Obligations or Designated Junior Obligations;

                  (iv) certifying that the incurrence of such Designated Senior Obligations or Designated Junior Obligations, the creation of the Liens securing such Designated Senior Obligations or Designated Junior Obligations and the designation of such Designated Senior Obligations or Designated Junior Obligations as Designated Senior Obligations or Designated Junior Obligations hereunder do not violate or result in a default under any provision of any Credit Agreement, any existing Designated Senior Obligations Governing Document, the Initial Junior Indebtedness Governing Document or any existing Designated Junior Obligations Governing Document;

                  (v) in the case of any Designated Junior Obligations, certifying that the Designated Junior Obligations Governing Document governing such Designated Junior Obligations and each related principal Designated Junior Obligations Security Document (other than any account control or "lock-box" agreement) contains a provision substantially to the effect set forth in Annex II hereto under which the applicable Designated Junior Obligations Secured Parties agree, or are deemed to agree, to be bound by the provisions of this Agreement; and

                  (vi) attaching a fully executed Accession Agreement under which the Designated Senior Obligations Collateral Agent or Designated Junior Obligations Collateral Agent with respect to such Designated Senior Obligations or Designated Junior Obligations shall become a party to and a Collateral Agent under this Agreement (unless such Designated Senior Obligations Collateral Agent or Designated Junior Obligations Collateral Agent shall already be a party hereto).

Upon the delivery of such notice and the related attachments as provided above, the obligations designated in such notice shall become Designated Senior Obligations or Designated Junior Obligations, as the case may be, for all purposes of this Agreement. Notwithstanding any other provision contained in this Section or elsewhere in this Agreement, (A) no obligation shall constitute a Designated Senior Obligation if the incurrence of such obligation, the creation of the Liens securing such obligation or the designation of such obligation as a Designated Senior Obligation hereunder would violate or result in a default under any provision of any Credit Agreement, any existing Designated Senior Obligations Governing Document, the Initial Junior Indebtedness Governing Document or any existing Designated Junior Obligations Governing Document, and (B) no Designated Junior Obligation shall be entitled to the benefits of Article III if the incurrence of such obligation, the creation of the Liens securing such obligation or the designation of such obligation as a Designated Junior Obligation hereunder would violate or result in a default under any provision of the Initial Junior Indebtedness Governing Document or any existing Designated Junior Obligations Governing Document (it being agreed that any such Designated Junior Obligation and the related Designated Junior Obligations Secured Parties shall nevertheless be subject to Article II and bound by the obligations of Junior Obligations Secured Parties hereunder).

                                   ARTICLE V

             Sub-Agency for Perfection of Certain Security Interests

            Each Senior Collateral Agent acknowledges and agrees that if it shall at any time hold a Senior Lien (or, in the case of the Credit Facilities Collateral Agent, a European Facilities US Lien) on any Junior Obligations Collateral that can be perfected by the possession or control of such Collateral or of any account in which such Collateral is held, and if such Collateral or any such account is in fact in the possession or under the control of such Senior Collateral Agent, such Senior Collateral Agent will serve as sub-agent for each Junior Collateral Agent for the sole purpose of perfecting the Junior Lien of such Junior Collateral Agent in such Collateral and shall have possession or control of such Collateral as agent on behalf of each Junior Collateral Agent. It is agreed that the obligations of the applicable Senior Collateral Agent and the rights of the Junior Collateral Agents and the other Junior Obligations Secured Parties in connection with any such sub-agency arrangement will be in all respects subject to the provisions of Article II. The Senior Collateral Agent will be deemed to make no representation as to the adequacy of the steps taken by it to perfect the Junior Lien on any such Collateral and shall have no responsibility to any Junior Collateral Agent or other Junior Obligations Secured Party for such perfection, it being understood that the sole purpose of this Article is to enable the Junior Obligations Secured Parties to obtain a perfected Junior Lien in such Collateral to the extent that such perfection results from the possession or control of such Collateral or any such account by the Senior Collateral Agent. At such time as the Senior Obligations secured by the Senior Lien of such Senior Collateral Agent (and, in the case of the Credit Facilities Collateral Agent, the European Facilities Obligations secured by the European Facilities US Liens of such Collateral Agent) shall have been paid and satisfied in full and any commitment to extend credit that would constitute such Senior Obligations (or European Facilities Obligations) shall have been terminated, such Senior Collateral Agent shall take all such actions in its power as shall reasonably be requested by the applicable Junior Collateral Agents to transfer possession of such Collateral to the Junior Collateral Agents or to transfer direct control of such Collateral or any such account to the Junior Collateral Agents; provided, that if any such Collateral or any such account shall be subject to any other Senior Lien, then such Senior Collateral Agent shall instead transfer possession of such Collateral to the Senior Collateral Agent holding such Senior Lien or take such actions in its power as shall reasonably be requested to transfer direct control of such Collateral or any such account to the Senior Collateral Agent holding such Senior Lien. Each Junior Collateral Agent agrees that if it shall obtain possession or direct control of any Collateral or any account pursuant to the foregoing provisions and such Collateral or account shall thereafter become subject to any Senior Lien, it will take all such actions in its power as shall reasonably be requested by the Senior Collateral Agent holding such Senior Lien to transfer possession of such Collateral to such Senior Collateral Agent or take such actions in its power as shall reasonably be requested to transfer direct control of such Collateral or any such account to the Senior Collateral Agent holding such Senior Lien.

                                   ARTICLE VI

                 Existence and Amounts of Liens and Obligations

            Whenever any Collateral Agent shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any Senior Obligations, European Facilities Obligations or Junior Obligations, or the existence of any Lien securing any such obligations, or the Collateral subject to any such Lien, it may request that such information be furnished to it in writing by the Representative of such Senior Obligations, European Facilities Obligations or Junior Obligations and shall be entitled to make such determination on the basis of the information so furnished; provided, however, that if, notwithstanding the request of such Collateral Agent, such Representative shall fail or refuse reasonably promptly to provide the requested information, such Collateral Agent shall be entitled to determine such existence or amount by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Company. Each Collateral Agent may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Secured Party or any affiliate thereof as a result of such determination.

                                  ARTICLE VII

                               Consent of Grantors

            Each Grantor hereby consents to the provisions of this Agreement and the intercreditor arrangements provided for herein and agrees that the obligations of the Grantors under the Senior Obligations Security Documents will in no way be diminished or otherwise affected by such provisions or arrangements.

                                  ARTICLE VIII

                         Representations and Warranties

            SECTION 8.01. Representations and Warranties of Each Party. Each Secured Party hereto represents and warrants to the other Secured Parties hereto as follows:

            (a) Such party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to enter into and perform its obligations under this Agreement.

            (b) This Agreement has been duly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms.

            (c) The execution, delivery and performance by such party of this Agreement (i) do not require any consent or approval of, registration or filing with or any other action by any governmental authority and (ii) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of such party or any order of any governmental authority or any indenture, agreement or other instrument binding upon such party.

            SECTION 8.02. Representations and Warranties of Each Collateral Agent. Each Collateral Agent represents and warrants to the other parties hereto that it has been authorized and directed by the Secured Parties for which it serves as collateral agent (or, in the case of the Credit Facilities Collateral Agent, by the Majority Lenders under and as defined in each Credit Agreement) to enter into this Agreement.

                                   ARTICLE IX

                                  Miscellaneous

            SECTION 9.01. Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

            (a) if to the Credit Facilities Collateral Agent, to JPMorgan Chase Bank, Loan & Agency Services Group, 1111 Fannin, 10th Floor, Houston, Texas 77002, Attention of Debbie Meche and Cliff Trapani (Telecopy No. (713) 750-2938, with a copy to JPMorgan Chase Bank, 270 Park Avenue, New York, NY 10017, Attention of Robert Kellas (Telecopy No. (212) 270-3089);

            (b) if to the Initial Junior Indebtedness Collateral Agent, to Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, DE 19890-0001, attention of the Corporate Trust Administration (Telecopy No. (302) 636-4145);

            (c) if to any Designated Senior Obligations Collateral Agent or Designated Junior Obligations Collateral Agent, to it at the address or telecopy number specified in the applicable Accession Agreement; and

            (d) if to the Company, to it at 1144 East Market Street, Akron, Ohio, 44316-0001, attention of the Treasurer (Telecopy No. (330) 796-6502 or
(330) 796-8836).

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto (and for this purpose a notice to the Company shall be deemed to be a notice to each Grantor). All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

            SECTION 9.02. Waivers; Amendment. (a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

            (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by each Collateral Agent, the Company and each Grantor with respect to which such waiver, amendment or modification is to apply.

            SECTION 9.03. Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto (including any Designated Senior Obligations Collateral Agents or Designated Junior Obligations Collateral Agents becoming parties hereto as provided in Section 9.04) and their respective successors and assigns, as well as the other Credit Facilities Secured Parties, Initial Junior Indebtedness Secured Parties, Designated Senior Obligations Secured Parties and Designated Junior Obligations Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

            SECTION 9.04. Accession of Designated Senior Obligations Collateral Agents and Designated Junior Obligations Collateral Agents. Upon the execution and delivery by the collateral agent or similar Representative of any Designated Senior Obligations or Designated Junior Obligations of an Accession Agreement as provided in Article IV, such collateral agent or Representative shall become a party to this Agreement as the Designated Senior Obligations Collateral Agent for such Designated Senior Obligations or the Designated Junior Obligations Collateral Agent for such Designated Junior Obligations, as the case may be, and shall thenceforth have all the rights and obligations applicable to it in such capacity hereunder.

            SECTION 9.05. Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

            SECTION 9.06. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

            SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

            SECTION 9.08. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

            (b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction.

            (c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

            SECTION 9.09. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

            SECTION 9.10. Specific Performance. Each party hereto (a) agrees that any other party hereto may demand specific performance of this Agreement and (b) irrevocably waives any defense based on the adequacy of a remedy at law, and any other defense, that might be asserted in opposition to the awarding of specific performance in any action that may be brought by any other party hereto.

            SECTION 9.11. Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                             JPMORGAN CHASE BANK, as Credit
                                             Facilities Collateral Agent,

                                                 By
                                                       /s/ Robert P. Kellas
                                                    ----------------------------
                                                    Name:  Robert P. Kellas
                                                    Title: Vice President

                               WILMINGTON TRUST COMPANY, as
                               Initial Junior Indebtedness Collateral Agent,

                                   By
                                        /s/ James A. Hanley
                                      --------------------------------------
                                      Name:  James A. Hanley
                                      Title: Senior Financial Services Officer

                                     THE GOODYEAR TIRE & RUBBER
                                     COMPANY

                                        By
                                             /s/ D. R. Wells
                                           ----------------------------
                                           Name:  D. R. Wells
                                           Title:  Vice President and Treasurer

                                             ALLIED TIRE SALES, INC.,
                                               By
                                                    /s/ D. R. Wells
                                                  -----------------------------
                                                  Name:  D. R. Wells
                                                  Title: Vice President

                                             BELT CONCEPTS OF AMERICA, INC.,

                                               By
                                                    /s/ D. R. Wells
                                                  ------------------------------
                                                  Name:  D. R. Wells
                                                  Title: Vice President

                                             COSMOFLEX, INC.,

                                               By
                                                    /s/ D. R. Wells
                                                  ------------------------------
                                                  Name:  D. R. Wells
                                                  Title: Vice President

                                             DAPPER TIRE CO, INC.,

                                               By
                                                    /s/ D. R. Wells
                                                  ------------------------------
                                                  Name:  D. R. Wells
                                                  Title: Vice President

                                             DIVESTED COMPANIES HOLDING
                                             COMPANY,

                                               By
                                                    /s/ Randall M. Loyd
                                                  ------------------------------
                                                  Name:  Randall M. Loyd
                                                  Title: Vice President
                                               By
                                                    /s/ Ronald J. Carr
                                                  ------------------------------
                                                  Name:  Ronald J. Carr
                                                  Title: Vice President

                                             DIVESTED LITCHFIELD PARK
                                             PROPERTIES, INC.,

                                               By
                                                    /s/ Randall M. Loyd
                                                  ------------------------------
                                                  Name:  Randall M. Loyd
                                                  Title: Vice President
                                               By
                                                    /s/ Ronald J. Carr
                                                  ------------------------------
                                                  Name:  Ronald J. Carr
                                                  Title: Vice President

                                             GOODYEAR FARMS, INC.,

                                               By
                                                    /s/ D. R. Wells
                                                  ------------------------------
                                                  Name:  D. R. Wells
                                                  Title: Vice President

                                             GOODYEAR INTERNATIONAL
                                             CORPORATION,

                                               By
                                                    /s/ D. R. Wells
                                                  ------------------------------
                                                  Name:  D. R. Wells
                                                  Title: Vice President

                                             THE KELLY-SPRINGFIELD TIRE
                                             CORPORATION,

                                               By
                                                    /s/ D. R. Wells
                                                  ------------------------------
                                                  Name:  D. R. Wells
                                                  Title: Vice President

                                             WINGFOOT VENTURES EIGHT, INC.,

                                               By
                                                    /s/ Ronald J. Carr
                                                  ------------------------------
                                                  Name:  Ronald J. Carr
                                                  Title: Vice President

                                             WINGFOOT COMMERCIAL TIRE
                                             SYSTEMS, LLC,

                                               By
                                                    /s/ D. R. Wells
                                                  ------------------------------
                                                  Name:  D. R. Wells
                                                  Title: Vice President

                                             GOODYEAR CANADA INC.,

                                               By
                                                    /s/ Linda Alexander
                                                  ------------------------------
                                                  Name:  Linda Alexander
                                                  Title: Vice President
                                               By
                                                    /s/ D. S. Hamilton
                                                  ------------------------------
                                                  Name:  D. S. Hamilton
                                                  Title: Secretary

                                                                         ANNEX I
                                    [Form of]

                               ACCESSION AGREEMENT

                                    AGREEMENT dated as of [-], among [NAME OF
                           ACCEDING DESIGNATED OBLIGATIONS COLLATERAL AGENT] (the "Acceding Designated [Senior] [Junior] Obligations Collateral Agent") and THE GOODYEAR TIRE & RUBBER COMPANY, an Ohio corporation (the "Company").

            A. Reference is made to the Lien Subordination and Intercreditor Agreement dated as of March 12, 2004 (the "Intercreditor Agreement"), among the Credit Facilities Collateral Agent, the Initial Junior Indebtedness Collateral Agent, the Company, the Subsidiary Parties and [any Designated Senior Obligations Collateral Agent or Designated Junior Obligations Collateral Agent that has heretofore become a party thereto by way of accession].

            B. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Intercreditor Agreement.

            C. The Company proposes to issue or incur [describe Designated [Senior] [Junior] Obligations] (the "Acceding Obligations"), and the Acceding Designated [Senior] [Junior] Obligations Collateral Agent will serve as collateral agent for the holders of the Acceding Obligations. The Acceding Obligations are being designated by the Company as Designated [Senior] [Junior] Obligations in accordance with Section 4.01 of the Intercreditor Agreement.

            D. The Acceding Designated [Senior] [Junior] Obligations Collateral Agent wishes to become a party to the Intercreditor Agreement and to acquire and undertake, for itself and on behalf of the holders from time to time of the [Designated [Senior] [Junior] Obligations] the rights and obligations of a Designated [Senior] [Junior] Obligations Collateral Agent thereunder. The Acceding Designated [Senior] [Junior] Obligations Collateral Agent is entering into this Agreement in accordance with the provisions of the Intercreditor Agreement in order to become a Designated [Senior] [Junior] Obligations Collateral Agent thereunder.

            Accordingly, the Acceding Designated [Senior] [Junior] Obligations Collateral Agent and the Company agree as follows, for the benefit of the Acceding Designated [Senior] [Junior] Obligations Collateral Agent, the Company and each other party to the Intercreditor Agreement:

            SECTION 1. Accession to the Intercreditor Agreement. The Acceding Designated [Senior] [Junior] Obligations Collateral Agent (a) hereby accedes and becomes a party to the Intercreditor Agreement as Designated [Senior] [Junior] Obligations Collateral Agent for the holders from time to time of the

Acceding Obligations, (b) agrees, for itself and on behalf of the holders from time to time of the Acceding Obligations, to all the terms and provisions of the Intercreditor Agreement and (c) shall have all the rights and obligations of a Designated [Senior] [Junior] Obligations Collateral Agent under the Intercreditor Agreement.

            SECTION 2. Representations, Warranties and Acknowledgement of Acceding Designated [Senior] [Junior] Obligations Collateral Agent. The Acceding Designated [Senior] [Junior] Obligations Collateral Agent represents and warrants that it has the power and authority to enter into this Agreement and has been authorized to do so by the holders of the Acceding Obligations. The Acceding Designated [Senior] [Junior] Obligations Collateral Agent confirms that it has received a copy of the Intercreditor Agreement as in effect on the date hereof.

            SECTION 3. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.

            SECTION 4. Benefit of Agreement. THE AGREEMENTS SET FORTH HEREIN OR UNDERTAKEN PURSUANT HERETO ARE FOR THE BENEFIT OF, AND MAY BE ENFORCED BY, ANY PARTY TO THE INTERCREDITOR AGREEMENT.

            SECTION 5. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

            SECTION 6. Severability. In case any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, none of the parties hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

            SECTION 7. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 9.01 of the Intercreditor Agreement. All communications and notices hereunder to the Acceding Designated [Senior] [Junior] Obligations Collateral Agent shall be given to it at the address set forth under its signature hereto, which information supplements
Section 9.01 to the Intercreditor Agreement.

            IN WITNESS WHEREOF, the Acceding Designated [Senior] [Junior] Obligations Collateral Agent and the Company have duly executed this Agreement as of the day and year first above written.

                                             [NAME OF ACCEDING DESIGNATED
                                             OBLIGATIONS COLLATERAL AGENT],
                                             as a Designated [Senior] [Junior]
                                             Obligations Collateral Agent

                                               by ______________________________
                                                  Name:
                                                  Title:

                                                  For Notices
                                                  Attention of:
                                                  Address:
                                                  Telecopy No.:

                                             THE GOODYEAR TIRE & RUBBER
                                             COMPANY

                                               By ______________________________

                                                  Name:
                                                  Title:

                                                                        ANNEX II

Provision for Designated Junior Obligations Governing Document

            REFERENCE IS MADE TO THE LIEN SUBORDINATION AND INTERCREDITOR AGREEMENT DATED AS OF MARCH 12, 2004, AMONG JPMORGAN CHASE BANK, AS COLLATERAL AGENT FOR THE CREDIT FACILITIES SECURED PARTIES REFERRED TO THEREIN; WILMINGTON TRUST COMPANY, AS COLLATERAL AGENT FOR THE INITIAL JUNIOR INDEBTEDNESS SECURED PARTIES REFERRED TO THEREIN; THE GOODYEAR TIRE & RUBBER COMPANY; THE SUBSIDIARIES OF THE GOODYEAR TIRE & RUBBER COMPANY NAMED THEREIN; AND THE DESIGNATED SENIOR OBLIGATIONS COLLATERAL AGENTS AND DESIGNATED JUNIOR OBLIGATIONS COLLATERAL AGENTS BECOMING PARTIES THERETO FROM TIME TO TIME (THE "INTERCREDITOR AGREEMENT"). EACH [HOLDER OF DESIGNATED JUNIOR OBLIGATIONS] (A) [HEREBY CONSENTS][WILL BE DEEMED TO HAVE CONSENTED] TO THE SUBORDINATION OF THE [LIENS SECURING THE DESIGNATED JUNIOR OBLIGATIONS] ON THE TERMS SET FORTH IN THE INTERCREDITOR AGREEMENT, (B) [HEREBY AGREES][WILL BE DEEMED TO HAVE AGREED] THAT IT WILL BE BOUND BY AND WILL TAKE NO ACTIONS CONTRARY TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT AND (C) [HEREBY AUTHORIZES AND INSTRUCTS][WILL BE DEEMED TO HAVE AUTHORIZED AND INSTRUCTED] THE [DESIGNATED JUNIOR OBLIGATIONS COLLATERAL AGENT] TO ENTER INTO THE INTERCREDITOR AGREEMENT AND TO SUBJECT THE [DESIGNATED JUNIOR OBLIGATIONS] AND THE [LIENS SECURING THE DESIGNATED JUNIOR OBLIGATIONS] TO THE PROVISIONS THEREOF. THE FOREGOING PROVISIONS ARE INTENDED AS AN INDUCEMENT TO THE SENIOR OBLIGATIONS SECURED PARTIES (AS DEFINED IN THE INTERCREDITOR AGREEMENT) TO EXTEND CREDIT TO THE GOODYEAR TIRE & RUBBER COMPANY AND ITS SUBSIDIARIES, AND SUCH SENIOR OBLIGATIONS SECURED PARTIES ARE INTENDED THIRD PARTY BENEFICIARIES OF SUCH PROVISIONS AND THE PROVISIONS OF THE INTERCREDITOR AGREEMENT.

Provision for Designated Junior Obligations Security Document

REFERENCE IS MADE TO THE LIEN SUBORDINATION AND INTERCREDITOR AGREEMENT DATED AS OF MARCH 12, 2004, AMONG JPMORGAN CHASE BANK, AS COLLATERAL AGENT FOR THE CREDIT FACILITIES SECURED PARTIES REFERRED TO THEREIN; WILMINGTON TRUST COMPANY, AS COLLATERAL AGENT FOR THE INITIAL JUNIOR INDEBTEDNESS SECURED PARTIES REFERRED TO THEREIN; THE GOODYEAR TIRE & Rubber Company; THE SUBSIDIARIES OF THE GOODYEAR TIRE & Rubber Company named therein; AND THE DESIGNATED SENIOR OBLIGATIONS COLLATERAL AGENTS AND DESIGNATED JUNIOR OBLIGATIONS COLLATERAL AGENTS BECOMING PARTIES THERETO FROM TIME TO TIME (THE "INTERCREDITOR AGREEMENT"). NOTWITHSTANDING ANY OTHER PROVISION CONTAINED HEREIN, THIS AGREEMENT, THE LIENS CREATED HEREBY AND THE RIGHTS, REMEDIES, DUTIES AND OBLIGATIONS PROVIDED FOR HEREIN ARE SUBJECT IN ALL RESPECTS TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT AND, TO THE EXTENT PROVIDED THEREIN, THE SENIOR OBLIGATIONS SECURITY DOCUMENTS (AS DEFINED IN THE INTERCREDITOR AGREEMENT). IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF THIS AGREEMENT AND THE INTERCREDITOR AGREEMENT, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT SHALL CONTROL.